SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549


                            FORM 8-K


                         CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) of the

                 SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported) February 17, 1995



                 PHILLIPS-VAN HEUSEN CORPORATION
 (Exact name of registrant as specified in its charter)


                          Delaware
         (State or other jurisdiction of incorporation)


         1-724                          13-1166910
(Commission File Number)     (IRS Employer Identification Number)


      1290 Avenue of the Americas, New York, New York  10104
(Address of Principal Executive Offices)      (Zip Code)



Registrant's telephone number, including area code (212) 541-5200







                       Page 1 of 96 pages

                 Exhibit Index appears on page 5

ITEM 2.   Acquisition or Disposition of Assets

     On February 17, 1995, Phillips-Van Heusen Corporation (the "Registrant"), a Delaware corporation, completed its previously reported acquisition of substantially all of the remaining assets of Crystal Brands, Inc. and five of its wholly owned direct and indirect subsidiaries, Crystal Apparel, Inc., Gant Corporation, Crystal Sales, Inc., Eagle Shirtmakers, Inc. and Crystal Brands (Hong Kong) Limited (collectively "Crystal Brands"). The assets acquired constituted the men's and women's apparel design, production, marketing, sale (including retail sale) and distribution business (the "Business") operated by Crystal Brands and included the acquisition of the "Izod," "Gant" and "Salty Dog" brand trademarks owned by Crystal Brands. The purchase price for the assets acquired was $114.7 million, which was paid in cash but is subject to certain adjustments. Pursuant to the Asset Sale Agreement between the parties, the Registrant also assumed certain liabilities of Crystal Brands. The majority of the purchase price was paid from the Registrant's available cash and the remaining portion was funded through a loan under the Registrant's existing credit facility provided by Bankers Trust Company (which also acts as agent for the other banks in the facility), The Bank of New York, The Chase Manhattan Bank, N.A., Chemical Bank, CIBC, Inc., Citibank, N.A., The First National Bank of Boston, and Union Bank.

     The terms of the Asset Sale Agreement were negotiated by the Registrant and Crystal Brands on an arm's length basis. The purchase price paid for the assets acquired from Crystal Brands was based upon the projected tangible net worth of the assets acquired on or about the closing date and will be adjusted to reflect the actual tangible net worth thereof as of February 17, 1995.

      Crystal Brands has operated under Chapter 11 of the Federal
Bankruptcy Code since January 1994, and the acquisition by the Registrant received approval from a Federal Bankruptcy Court on February 17, 1995.


ITEM 7.   Financial Statements and Exhibits

(a)  Financial statements of business acquired.

     Pursuant to Rule 3.05(b) promulgated under Regulation S-X, the Registrant is required to file audited financial statements for the Business for the fiscal year ended December 31, 1994. Audited financial statements of the Business for the fiscal year ended December 31, 1994, have not yet been prepared due both to the recent end of such period and the fact that the Business was not a separate reporting unit of Crystal Brands. Therefore, the required financial statements are currently not available and will be filed with the Commission as soon hereafter as is practicable, but in no event later than May 3, 1995.

(b)  Pro forma financial information.

     Pursuant to Article 11 of Regulation S-X, the Registrant is required to file a pro forma condensed balance sheet, a pro forma condensed statement of income, and accompanying explanatory notes based on the financial statement providing investors with information about the continuing impact of the acquisition of the Business by showing how it might have affected the historical financial statements of the Registrant for the fiscal year ended January 29, 1995 had the transaction been consummated at January 31, 1994. Pro forma financial statements for the Registrant, including the Business, for the fiscal year ended January 29, 1995 have not yet been prepared due both to the recent end of such period and the fact that the acquisition was only recently consummated. Therefore, the required pro forma financial statements are currently not available and will be filed with the Commission as soon hereafter as is practicable, but in no event later than May 3, 1995.

(c)  Exhibits:

     1. Asset Sale Agreement, dated January 24, 1995, among Crystal Brands, Inc., Crystal Apparel, Inc., Gant Corporation, Crystal Sales, Inc., Eagle Shirtmakers, Inc., Crystal Brands (Hong Kong) Limited and Phillips-Van Heusen Corporation

    *2.   Financial Data Schedule

     3.   Phillips-Van Heusen Corporation Press Release, dated
          February 17, 1995




     ________________________
*    To be filed by amendment

                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              PHILLIPS-VAN HEUSEN CORPORATION


                               By   Pamela N. Hootkin
                               Name:   Pamela N. Hootkin
                               Title:  Vice President


Date: March 6, 1995

                          EXHIBIT INDEX



Exhibit                    Description                       Page



  1            Asset Sale Agreement, dated January 24,
               1995, among Crystal Brands, Inc., Crystal
               Apparel, Inc., Gant Corporation, Crystal
               Sales, Inc., Eagle Shirtmakers, Inc.,
               Crystal Brands (Hong Kong) Limited and
               Phillips-Van Heusen Corporation

* 2            Financial Data Schedule

  3            Phillips-Van Heusen Corporation Press
               Release, dated February 17, 1995

























     ________________________
*    To be filed by amendment